UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2009

Global Food Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-31385	52-2257546
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

113 Court Street, Hanford, California 93230
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: 559-589-0100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of
Certain Officers; Compensatory Arrangements of Certain Officers

On January 8, 2009, James Bouskos retired from his positions as Chairman and a member of the Board of Directors of Global Food Technologies, Inc.

Effective as of January 19, 2009, the Board elected Gary Nielsen to serve as Chairman of the Board.

Mr. Nielsen, age 66, currently serves as one of our Directors, a position he was appointed to in August 2005. He also serves as a Director of Global Food Tech, Inc., our parent entity, a position he has held since December 2004. Mr. Nielsen is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants and Arizona Society of Certified Public Accountants. Since September 2005, Mr. Nielsen has served as the President of National Health Benefits Corp. He served as the principal of Terra Capital, Inc. from September 2003 through September 2005. From December 2000 through September 2003, Mr. Nielsen was the Chief Financial Officer of Environmental Support Solutions, Inc.  Previously, he was a manager in the Phoenix office of KPMG and has served in an executive capacity as Senior VP of Finance or CFO for three NYSE companies, one AMEX company and a NASDAQ company. These companies include Granite Golf Corporation, Best Western International, Giant Industries, Inc., American Continental Corporation and Del Webb Corporation. Mr. Nielsen is a graduate of the Arizona State University where he received a Bachelor of Science in Accounting.  As disclosed in our Annual Report on Form 10-K filed on May 16, 2008, Mr. Nielsen previously loaned funds to the Company, which loans remain outstanding as of the date hereof.

Effective as of January 19, 2009, the Board of Directors appointed Keith Meeks to the Board of Directors to fill the vacancy caused by Mr. Bouskos’ retirement.

Mr. Meeks, age 48, also serves as our President and Chief Executive Officer, positions he was appointed to in August 2005. He was also a co-founder of Global Food Tech, Inc., our parent entity. Previous to this, he had served as the Vice President of Corporate Development of our parent entity where his responsibilities included working with consultants and advisors to select beta test site partners and primary target markets. From August 2000 to July 2001, he was the Director of Business Development of Global Food Technologies, LLC, another predecessor entity. Mr. Meeks started his professional career in the financial services industry in 1980 with New York Life, and later became a Certified Financial Planner and Investment Advisor, receiving this designation from the College of Financial Planners in Denver, Colorado.  In 2008, he was awarded the Certificate in International Food Laws from Michigan State University, the College of Agriculture & Natural Resources, and the Institute for Food Laws & Regulations.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 30, 2009	GLOBAL FOOD TECHNOLOGIES, INC.

By: /s/ Marshall F. Sparks
Marshall F. Sparks, Chief Financial Officer